Exhibit 4.2

Haleon US Capital LLC

Officer’s Certificate

August 21, 2026

Pursuant to Sections 102 and 301 of the Indenture

The undersigned officer of Haleon US Capital LLC, a limited liability company formed under the laws of the State of Delaware (the “Company”), pursuant to Sections 102 and 301 of the Indenture, dated as of August 21, 2026, among the Company, Haleon UK Capital plc, Haleon plc, and Deutsche Bank Trust Company Americas, as Trustee (the “Indenture”), hereby certifies:

1.	The terms of the series of securities established under the Indenture in the aggregate principal amounts of (i) $600,000,000, to be entitled the 4.625% Senior Fixed Rate Notes due 2029, (ii) $600,000,000, to be entitled 4.875% Senior Fixed Rate Notes due 2031, and (iii) $800,000,000, to be entitled the 5.375% Senior Fixed Rate Notes due 2036 (collectively, the “Notes”) are established under the Indenture and the terms of the Notes are set forth in Annex A. The maximum aggregate principal amount authorized with respect to the Notes may be increased further from time to time in accordance with Section 301 of the Base Indenture;

2.	The undersigned has read the provisions of the Indenture setting forth conditions precedent to the authentication and delivery of the Notes, and the definitions in the Indenture relating thereto;

3.	The undersigned has examined (i) the resolutions of the Board of Managers of the Company, and (ii) the terms set forth in Annex A;

4.	In the opinion of the undersigned such examination is sufficient to enable each of the undersigned to express an informed opinion as to whether or not the conditions precedent referred to above have been complied with; and

5.	The undersigned is of the opinion that the conditions precedent referred to above have been complied with.

IN WITNESS WHEREOF, the undersigned has signed his name.

Dated as of the date first set forth above.

HALEON US CAPITAL LLC

By:	/s/ Arlene E. Cannon
	Name:	Arlene E. Cannon
	Title:	Assistant Secretary

Signature Page to Officer’s Certificate (Indenture)

ANNEX A

4.625% Senior Fixed Rate Notes due 2029 (the “2029 notes”)

•	Issuer: Haleon US Capital LLC

•	Guarantor: Haleon plc

•	Title: 4.625% Senior Fixed Rate Notes due 2029

•	Total principal amount being issued: $600,000,000

•	Issuance date: August 21, 2026

•	Maturity date: August 21, 2029

•	Day count convention: 30/360

•	Interest rate: 4.625% per annum

•	Date interest starts accruing: August 21, 2026

•	Interest payment dates: February 21 and August 21 of each year (subject to the business day convention), to and including the maturity date, or, if redeemed early, the date of such redemption.

•	First interest payment date: February 21, 2027

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Redemption: Except as described under “Description of Debt Securities and Guarantees — Redemption — Optional Redemption for Tax Reasons” on page 28 of the prospectus dated July 29, 2026 (the “Prospectus”) and as described below under “Optional redemption,” the notes are not redeemable. At maturity, the notes will be repaid at par.

•	Optional redemption: Prior to July 21, 2029 (one month prior to their maturity date) (the “2029 notes Par Call Date”), the Issuer may redeem the 2029 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 notes matured on the 2029 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and

(2)            100% of the principal amount of the 2029 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2029 notes Par Call Date, the Issuer may redeem the 2029 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2029 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15”(or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2029 notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the 2029 notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2029 notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 notes Par Call Date, one with a maturity date preceding the 2029 notes Par Call Date and one with a maturity date following the 2029 notes Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the 2029 notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2029 notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 but not more than 60 days before the redemption date to each holder of the 2029 notes to be redeemed. If less than all of the 2029 notes are to be redeemed, the 2029 notes to be redeemed shall be selected by the Trustee in accordance with its policies and procedures. For so long as the 2029 notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the 2029 notes shall be in accordance with DTC applicable procedures. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2029 notes or portions thereof called for redemption.

•	Further issuances: The Issuer may, at its sole option, at any time and without the consent of the then existing noteholders issue additional 2029 notes in one or more transactions subsequent to the date of the prospectus supplement dated August 12, 2026 (the “Prospectus Supplement”) with terms (other than the issuance date, public offering price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the 2029 notes offered hereby. These additional 2029 notes will be deemed part of the same series as the 2029 notes offered hereby and will provide the holders of these additional 2029 notes the right to vote together with holders of the 2029 notes offered hereby. The Issuer may reopen the 2029 notes only if the additional 2029 notes issued with the same CUSIP will be fungible with the original 2029 notes offered hereby for United States federal income tax purposes.

•	Net proceeds: The net proceeds, before expenses, of the 2029 notes will be $596,556,000.

•	Identifiers: CUSIP 40555X AA0; ISIN US40555XAA00.

4.875% Senior Fixed Rate Notes due 2031 (the “2031 notes”)

•	Issuer: Haleon US Capital LLC

•	Guarantor: Haleon plc

•	Title: 4.875% Senior Fixed Rate Notes due 2031

•	Total principal amount being issued: $600,000,000

•	Issuance date: August 21, 2026

•	Maturity date: August 21, 2031

•	Day count convention: 30/360

•	Interest rate: 4.875% per annum

•	Date interest starts accruing: August 21, 2026

•	Interest payment dates: February 21 and August 21 of each year (subject to the business day convention), to and including the maturity date, or, if redeemed early, the date of such redemption.

•	First interest payment date: February 21, 2027

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Redemption: Except as described under “Description of Debt Securities and Guarantees — Redemption — Optional Redemption for Tax Reasons” on page 28 of the Prospectus and as described below under “Optional redemption,” the notes are not redeemable. At maturity, the notes will be repaid at par.

•	Optional redemption: Prior to July 21, 2031 (one month prior to their maturity date) (the “2031 notes Par Call Date”), the Issuer may redeem the 2031 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 notes matured on the 2031 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 10 basis points less (b) interest accrued to the date of redemption, and

(2)            100% of the principal amount of the 2031 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2031 notes Par Call Date, the Issuer may redeem the 2031 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2031 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15”(or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2031 notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the 2031 notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2031 notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2031 notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2031 notes Par Call Date, one with a maturity date preceding the 2031 notes Par Call Date and one with a maturity date following the 2031 notes Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the 2031 notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2031 notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 but not more than 60 days before the redemption date to each holder of the 2031 notes to be redeemed. If less than all of the 2031 notes are to be redeemed, the 2031 notes to be redeemed shall be selected by the Trustee in accordance with its policies and procedures. For so long as the 2031 notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the 2031 notes shall be in accordance with DTC applicable procedures. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2031 notes or portions thereof called for redemption.

•	Further issuances: The Issuer may, at its sole option, at any time and without the consent of the then existing noteholders issue additional 2031 notes in one or more transactions subsequent to the date of the Prospectus Supplement with terms (other than the issuance date, public offering price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the 2031 notes offered hereby. These additional 2031 notes will be deemed part of the same series as the 2031 notes offered hereby and will provide the holders of these additional 2031 notes the right to vote together with holders of the 2031 notes offered hereby. The Issuer may reopen the 2031 notes only if the additional 2031 notes issued with the same CUSIP will be fungible with the original 2031 notes offered hereby for United States federal income tax purposes.

•	Net proceeds: The net proceeds, before expenses, of the 2031 notes will be $595,326,000.

•	Identifiers: CUSIP 40555X AB8; ISIN US40555XAB82.

5.375% Senior Fixed Rate Notes due 2036 (the “2036 notes”)

•	Issuer: Haleon US Capital LLC

•	Guarantor: Haleon plc

•	Title: 5.375% Senior Fixed Rate Notes due 2036

•	Total principal amount being issued: $800,000,000

•	Issuance date: August 21, 2026

•	Maturity date: August 21, 2036

•	Day count convention: 30/360

•	Interest rate: 5.375% per annum

•	Date interest starts accruing: August 21, 2026

•	Interest payment dates: February 21 and August 21 of each year (subject to the business day convention), to and including the maturity date, or, if redeemed early, the date of such redemption.

•	First interest payment date: February 21, 2027

•	Regular record dates for interest: The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•	Redemption: Except as described under “Description of Debt Securities and Guarantees — Redemption — Optional Redemption for Tax Reasons” on page 28 of the Prospectus and as described below under “Optional redemption,” the notes are not redeemable. At maturity, the notes will be repaid at par.

•	Optional redemption: Prior to May 21, 2036 (three months prior to their maturity date) (the “2036 notes Par Call Date”), the Issuer may redeem the 2036 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2036 notes matured on the 2036 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

(2)            100% of the principal amount of the 2036 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2036 notes Par Call Date, the Issuer may redeem the 2036 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2036 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2036 notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the 2036 notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2036 notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2036 notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2036 notes Par Call Date, one with a maturity date preceding the 2036 notes Par Call Date and one with a maturity date following the 2036 notes Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the 2036 notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2036 notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 15 but not more than 60 days before the redemption date to each holder of the 2036 notes to be redeemed. If less than all of the 2036 notes are to be redeemed, the 2036 notes to be redeemed shall be selected by the Trustee in accordance with its policies and procedures. For so long as the 2036 notes are held by DTC, Euroclear or Clearstream (or another depositary), the redemption of the 2036 notes shall be in accordance with DTC applicable procedures. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2036 notes or portions thereof called for redemption.

•	Further issuances: The Issuer may, at its sole option, at any time and without the consent of the then existing noteholders issue additional 2036 notes in one or more transactions subsequent to the date of the Prospectus Supplement with terms (other than the issuance date, public offering price and, possibly, the CUSIP, the first interest payment date and the date interest starts accruing) identical to the 2036 notes offered hereby. These additional 2036 notes will be deemed part of the same series as the 2036 notes offered hereby and will provide the holders of these additional 2036 notes the right to vote together with holders of the 2036 notes offered hereby. The Issuer may reopen the 2036 notes only if the additional 2036 notes issued with the same CUSIP will be fungible with the original 2036 notes offered hereby for United States federal income tax purposes.

•	Net proceeds: The net proceeds, before expenses, of the 2036 notes will be $789,752,000.

•	Identifiers: CUSIP 40555X AC6; ISIN US40555XAC65.

The following terms apply to the notes:

•	Guarantee: The notes will be fully and unconditionally guaranteed by Haleon plc (“Haleon”) under the terms of the Indenture. The Guarantees will constitute unsubordinated and unsecured obligations of Haleon and will rank pari passu with all existing and future senior and unsecured obligations of Haleon (except for obligations which may rank senior by operation of applicable law) and senior to all existing and future subordinated obligations of Haleon. The notes will not be guaranteed by any other subsidiary of Haleon and obligations under the Guarantees will therefore effectively be junior to obligations of any other subsidiary of Haleon.

•	Denomination: The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•	Business day: If any scheduled interest payment date, a redemption date or a maturity date for the notes would fall on a day that is not a business day, then the required payment will be made on the next succeeding business day, but no additional interest shall be paid unless the Issuer or Haleon (as applicable) fails to make payment on such next succeeding business day. A “business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or London, England are authorized or obligated by law, regulation or executive order to be closed.

•	Ranking: The notes are unsubordinated and unsecured obligations of the Issuer and will rank pari passu, without any preference or priority among themselves, with all existing and future unsubordinated and unsecured obligations of the Issuer, except for obligations which may rank senior by operation of applicable law, and senior to all existing and future subordinated obligations of the Issuer.

•	Sinking fund: There is no sinking fund.

•	Defeasance: The defeasance provisions described under “Description of Debt Securities and Guarantees — Additional Provisions — Defeasance” on page 36 of the Prospectus will apply to the notes.

•	Payment of additional amounts: Payments made by the Issuer under the notes will be free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of (i) the government of the U.K. or of any territory of the U.K. or by any authority or agency therein or thereof having the power to tax or (ii) the government of the United States or any state or territory of the United States or by any authority or agency therein or thereof having the power to tax, which are referred to collectively as “Taxes,” unless the Issuer is required to withhold or deduct such amounts by law. In the event that the Issuer is required to withhold any amount for or on account of Taxes from any payment made under the notes, the Issuer will, subject to certain exceptions, pay the holder of the relevant notes such additional amount so that the net amount received by each holder of the relevant notes will not be less than the amount the holder of the relevant notes would have received if the Taxes had not been withheld or deducted.

•	Form of notes: The notes will be issued in the form of one or more registered global securities. Upon issuance, each global security will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.

•	Notices: As long as the notes are issued in global form, notices to be given to holders of the notes will be given to DTC, in accordance with its applicable procedures from time to time. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

•	Listing: Application will be made to list the notes on the New York Stock Exchange, though neither the Issuer nor Haleon can guarantee such listing will be obtained.

•	Trustee: The Issuer will issue the notes under an indenture among Haleon US Capital LLC, Haleon UK Capital plc, Haleon and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), to be entered into on August 21, 2026 (the “Indenture”).

•	Governing law and jurisdiction: The Indenture, the notes and the guarantee are governed by, and construed in accordance with, the laws of the State of New York. Any legal proceeding arising out of or based upon the Indenture, the notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.